Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – Senior Vice President, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Posts 2015 Passive Foreign Investment Company (“PFIC”)

Annual Information Statements to Website

Stamford, CT. March 30, 2016 — Aircastle Limited (NYSE: AYR) announced today that it has posted its 2015 PFIC Annual Information Statement to its website.

Aircastle is considered a passive foreign investment company (a “PFIC”) for U.S. Federal income tax purposes through 2015 and expects to be treated as a PFIC for the foreseeable future. U.S. shareholders are advised to consult with their tax advisors with respect to the 2015 PFIC Annual Information Statement.

To access Aircastle’s 2015 PFIC Annual Information Statement, select the tab “Tax Information (PFIC)” under the Quick Link section of the home page of the Aircastle website at www.aircastle.com.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2015, Aircastle’s aircraft portfolio consisted of 162 aircraft on lease with 53 customers located in 34 countries.

Safe Harbor

All statements included or incorporated by reference in this Press Release (this “Release”), other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the

global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this Release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle’s filings with the SEC and previously disclosed under “Risk Factors” in Item 1A of Aircastle’s 2015 Annual Report on Form 10-K, and elsewhere in this Release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited